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Exhibit 10.38

                     THIRD AMENDMENT TO AMENDED AND RESTATED
                           REVOLVING CREDIT AGREEMENT



         THIS THIRD AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT ("Amendment") is made and entered into effective as of July 31, 1999 in Columbus, Ohio, by and among WESTAR AUTO FINANCE, L.L.C., a Washington limited liability company, as borrower (the "Company"), BANK ONE, NA, a national banking association, as lender (the "Lender"), and ROBERT W. CHRISTENSEN, JR., an individual, as indemnitor (the "Indemnitor").

                                    RECITALS

         The following recitals are representations with respect to certain factual matters that form the basis of this Amendment and are an integral part of this Amendment.

         A. The Lender agreed to loan to the Company the maximum sum of $25,000,000.00 (the "Revolving Credit Commitment") pursuant to the terms and conditions of a certain Amended and Restated Revolving Credit Agreement dated as of July 22, 1997 by and between the Company and the Lender (the "Restated Revolving Credit Agreement"). Certain capitalized terms which are not otherwise defined herein shall have the meanings ascribed to them in the Restated Revolving Credit Agreement;

         B. To evidence the Company's borrowings from time to time under the Revolving Credit Commitment (collectively, the "Revolving Credit Loans"), the Company executed a certain Amended and Restated Revolving Credit Note dated July 22, 1997 (the "Restated Note"), whereby the Company promised to pay to the order of the Lender, on or before July 12, 1998, the Revolving Credit Loans, together with interest as set forth in the Restated Revolving Credit Agreement;

         C. To secure the Restated Revolving Credit Agreement and the Restated Note, the Lender and the Company entered into a certain Amended and Restated Company Security Agreement dated as of July 22, 1997 (the "Restated Security Agreement");

         D. In further consideration of the Lender entering into the Restated Revolving Credit Agreement, the Indemnitor agreed, by a certain Amended and Restated Validity Agreement dated as of July 22, 1997, to indemnify the Lender as set forth therein (the "Restated Validity Agreement");

         E. In further consideration of the Lender entering into the Restated Revolving Credit Agreement, the Lender and the Company entered into a certain Amended and Restated Agreement with Respect to Prevention and Resolution of Disputes dated as of July 22, 1997 (the "Restated Dispute Resolution Agreement");

         F. The Company, the Lender and the Indemnitor, pursuant to the terms of a certain First Amendment to Restated Revolving Credit Agreement (the "First Amendment"), amended the Restated Revolving Credit Agreement, the Restated Note and the other Loan Documents effective as of June 25, 1998 to increase the maximum amount of the Revolving Credit Commitment from $25,000,000 to $26,000,000.

         G. The Company, the Lender and the Indemnitor, pursuant to the terms of a certain Second Amendment to Restated Revolving Credit Agreement (the "Second Amendment"), further amended the Restated Revolving Credit Agreement, the Restated Note and the other Loan Documents effective as of July 22, 1998 to, among other things, decrease the maximum amount of the Revolving Credit Commitment from $26,000,000 to $15,000,000 and extend the maturity date of the Restated Note from July 12, 1998 until July 31, 1999.

         H. The Lender is still the holder and beneficiary of the Restated Revolving Credit Agreement as amended by the First Amendment and the Second Amendment (as so amended, the "Restated Revolving Credit Agreement"), Restated Note, Restated Security Agreement, Restated Validity Agreement and Restated Dispute Resolution Agreement (such documents, together with all other documents related thereto, are hereinafter collectively referred to as the "Loan Documents"); and

         I, The Company, the Lender and the Indemnitor desire to amend the Revolving Credit Agreement, the Restated Note and the other Loan Documents to extend the maturity of the Restated Note from July 31, 1999 to September 30, 2000, subject to the terms and conditions of this Agreement.

                                    AGREEMENT


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         NOW, THEREFORE, in consideration of the agreement and undertakings of
Borrowers and Lender to amend the Loan Documents, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. All terms and conditions of the Restated Revolving Credit Agreement shall remain in full force and effect without change except as follows:

                  (a) Paragraph L of the Recitals on page 3 of the Restated Revolving Credit Agreement is hereby amended by replacing "$15,000,000" with "$15,000,000 (which amount is subject to being decreased to $10,000,000 or increased to $25,000,000, upon the occurrence of certain events)."

                  (b) The first paragraph Section 2.1 of the Restated Revolving Credit Agreement is hereby amended by (i) replacing "Fifteen Million Dollars ($15,000,000)" with "Fifteen Million Dollars ($15,000,000) (which amount is subject to being decreased to $10,000,000 or increased to $25,000,000, upon the occurrence of certain events)", (ii) replacing "July 31, 1999" with "September 30, 2000", and
         (iii) adding the following to the end of such paragraph:

                           "Notwithstanding the foregoing to the contrary:

                                    (i) if during the period commencing on
                  November 1, 1999 and ending on December 31, 1999 the Borrower does not receive at least Ten Million Dollars ($10,000,000) of additional capital in the form of Subordinated Indebtedness (defined below) or preferred stock, the terms of which shall have been approved in advance in writing by Lender, then the Increased Revolving Credit Commitment shall be decreased to Ten Million Dollars ($10,000,000) effective as of January 1, 2000; and

                                    (ii) if during the period commencing on
                  November 1, 1999 and ending on December 31, 1999 the Borrower receives Ten Million Dollars ($10,000,000) or more of additional capital in the form of Subordinated Indebtedness or preferred stock, the terms of which shall have been approved in advance in writing by Lender, then the Increased Revolving Credit Commitment shall be increased to Twenty-Five Million Dollars ($25,000,000) effective as of January 1, 2000.

                           As used herein, `Subordinated Indebtedness' means all
                  of the unsecured Indebtedness of Borrower which is subordinated to all Indebtedness now or hereafter owed by Borrower to Lender on specific terms and conditions satisfactory to and approved in writing by Lender."

                  (c) Section 2.2(a) of the Restated Revolving Credit Agreement is hereby amended by replacing "July 31, 1999" with "September 30, 2000."

         2. All terms and conditions of the Restated Note shall remain in full force and effect without change except as follows:

                  (a) The heading of the Restated Note is hereby amended by replacing "$15,000,000" with "$25,000,000."

                  (b) The first paragraph of the Restated Note is hereby amended by replacing "Fifteen Million Dollars ($15,000,000)" with "Twenty-Five Million Dollars ($25,000,000)" and by replacing "July 31, 1999" with "September 30, 2000."

         3. All terms and conditions of the Restated Security Agreement shall remain in full force and effect without change except paragraph A of the recitals of the Restated Security Agreement is hereby amended by replacing "$15,000,000" with "$15,000,000 (which amount is subject to being decreased to $10,000,000 or increased to $25,000,000, upon the occurrence of certain events)."

         4. All terms and conditions of the Restated Validity Agreement shall remain in full force and effect without change except that paragraph A of the recitals to such agreement is hereby amended by replacing


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"$15,000,000" with "$15,000,000 (which amount is subject to being decreased to
$10,000,000 or increased to $25,000,000, upon the occurrence of certain events)."

         5. The Company hereby represents and warrants that it is in full compliance with all terms, conditions, covenants, agreements, stipulations, representations and warranties under the Loan Documents and the Company hereby reaffirms the same as of the date hereof.

         6. The Company and the Indemnitor each covenant to perform and observe all covenants, agreements, stipulations and conditions on it or his respective part to be performed under the Loan Documents.

         7. Except as specifically modified herein, the Loan Documents shall remain in full force and effect in all respects according to their original terms, covenants and conditions as security for the unpaid balance of the indebtedness and interest thereon evidenced by the Restated Revolving Credit Agreement and the Restated Note, and nothing in this Amendment shall affect or impair any rights and powers which Lender may have thereunder.

         8. The Company shall pay or cause to be paid and save Lender harmless against liability for the payment of all reasonable out-of-pocket expenses, including counsel fees and disbursements, incurred or paid by Lender in connection with the negotiation, development, preparation, execution and performance of this Amendment.

         9. This Amendment may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

         10. This Amendment is binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, successors and assigns; provided, however, that neither the Company nor the Indemnitor may assign or transfer their respective rights or duties under this Amendment or the Loan Documents without the prior written consent of Lender.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

LENDER:                                         INDEMNITOR:

BANK ONE, N.A.


By:
         Robert N. Kent, Jr.                    ROBERT W. CHRISTENSEN, JR.,
                                                individually

COMPANY:

WESTAR AUTO FINANCE, L.L.C.,
  a Washington limited liability company

         By WESTAR AUTO HOLDING CO.,
           a Washington Corporation, Manager


            By:
                  Robert W. Christensen, Jr.
                  President


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